Exhibit 10(a)

Manager Compensation Arrangements
Managers who are current or former officers of Energy Future Holdings Corp. or any of its subsidiaries or employed by the Sponsor Group do not receive any fees for their service as managers. Mr. Cremens receives $200,000 annually.